Exhibit 10.37

                                AMENDMENT NO. 1
                  REORGANIZATION AND STOCK PURCHASE AGREEMENT

     This Amendment No. 1 (the "Amendment No. 1") is dated as of April 19, 2008, and amends that certain Reorganization and Stock Purchase Agreement (the "Original Agreement") dated March 10, 2008, by and between Histostem Co., Ltd. ("Histostem"), and Stem Cell Therapy International, Inc. ("SCII").

                                   RECITALS:

     WHEREAS, Histostem and SCII propose to amend the certain of the terms of the Original Agreement as set forth below; and

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1.     CONFLICT.  In the event there is a conflict between the terms of the
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Original  Agreement with this Amendment No. 1, , the terms of this Amendment No.
1 shall control any interpretation. Unless this Amendment No. 1 expressly amends or supplements the language of the Original Agreement, the Original Agreement shall remain in full force and effect. Unless otherwise defined in this Amendment No. 1, terms defined in the Original Agreement shall be similarly defined herein.

     2.     AMENDMENT.
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     (a)     The  last  recital  of  the Original Agreement is hereby amended to read  as  follows:

     "NOW, THEREFORE, The respective Boards of Directors of Histostem and SCII deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Histostem acquire a 60% controlling interest in the securities of SCII, and SCII acquire a 90% controlling interest in the securities of Histostem, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement."

     (b) Paragraph 2(b) of the Original Agreement is hereby amended to read as follows:

     "Histostem shall issue and deliver to Cutler Law Group as Escrow certificates representing 177,875,856 shares of common stock of Histostem (the "Escrowed Histostem Shares") for delivery to SCII at Closing."

     (c) Condition to Closing 3(g) of the Original Agreement is hereby no change as: Histostem shall have received funding at the date of the actual closing a minimum of $2,000,000 towards the Initial Round as defined below

     (d) Paragraph 5 of the Original Agreement is hereby amended to provide that the Closing shall occur on or before April 30, 2008 will no longer in effect. The parties hereto

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intend  to  close  the  transactions  contemplated  by the Original Agreement as amended by this Amendment No. 1 as promptly as possible after execution of this Amendment No. 1.

     (e) Paragraph 6(d) of the Original Agreement is hereby amended to read as follows:

     "As of the date of this agreement, Histostem has a total of 9,763,984 shares of common stock issued and outstanding (not including the Escrowed Histostem Shares) and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of Histostem are validly issued, fully paid and non-assessable and there is not and as of the Closing Date, except for up to 10,000,000 shares to be issued based on the direction of the Board of Directors of Histostem, there will not be outstanding any warrants, options or other agreements on the part of Histostem obligating Histostem to issue any additional shares of common or preferred stock or any of its securities of any kind. Histostem will not issue any shares of capital stock from the date of this Agreement through the Closing Date, except for the above mentioned up to 10,000,000 shares. The Common Stock of Histostem is presently trading on the Freeboard Exchange in Korea."

     (f) Paragraph 6(j)(3) of the Original Agreement is hereby amended to read as follows:

     "other than the Histostem Escrowed Shares and up to 10,000,000 additional shares, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;"

      (g) Paragraphs 9(d) of the Original Agreement is hereby amended to read as follows:

     "InitialRound.  The  work  for  the  initial  round  of financing commenced
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immediately  upon  the  execution  of  a Memorandum of Understanding executed on
February 27, 2008 with respect to the transactions contemplated by this Agreement, and shall be paid as soon as the funds are available provided that at the time of paying the funds the Histostem Financial Statements are complete. The initial round will be undertaken by SCII and a broker-dealer its selects on a best efforts basis for a total of up to $10,000,000. Of this amount, $2,000,000 from the initial round of financing will be used by Histostem for immediate operating capital, and $1,000,000 shall be used by SCII according to a budget to be determined solely by the current management of SCII, with the balance split 60% to Histostem and 40% to SCII."

     3.     SIGNATURE  IN  COUNTERPARTS.  This Amended Agreement may be executed
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in  separate  counterparts,  none  of  which  need  contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument. It is not necessary in making proof of this Amended Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the Parties to this Amended Agreement is sought.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the date  first  above  written.

For and on behalf of:         Histostem Co., Ltd
                              a Korean corporation


                              By: \s\ Dr. Hoon Han
                              -------------------------
                              Dr. Hoon Han, Md, Phd.
                              Chief Executive Officer


For and on behalf of:         Stem Cell Therapy International, Inc.
                              a Nevada corporation


                              By: \s\ Calvin Cao
                              -------------------------
                              Calvin Cao
                              President














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